Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 2013 relating to the financial statements of Platform Acquisition Holdings Limited, which appears in the Platform Specialty Products Corporation (previously known as Platform Acquisition Holdings Limited) prospectus included in the Registration Statement on Form S-4 (File No. 333-192778). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, United Kingdom
February 18, 2014